CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of

Oppenheimer Quest For Value Funds:

We consent to the use in this Registration Statement of Oppenheimer Global Allocation Fund (one of the portfolios constituting the Oppenheimer Quest For Value Funds), of our report dated December 16, 2009, relating to the financial statements and financial highlights of Oppenheimer Global Allocation Fund (formerly known as Oppenheimer Quest Balanced Fund), appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the references to our firm under the headings “Financial Highlights” appearing in the Prospectus, which is also part of such Registration Statement and “Independent Registered Public Accounting Firm” appearing in the Statement of Additional Information.

                                                                              /s/ KPMG LLP

                                                                              KPMG LLP

Denver, Colorado

August 12, 2010